Exhibit 23.1

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated October 31, 2025 on the consolidated financial statements of Mobile-health Network Solutions and Its Subsidiaries in this Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

October 31, 2025

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